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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2004

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 East Nichols Avenue, Suite 200, Centennial, CO 80112
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 303-792-3600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

        On September 15, 2004, Regal Entertainment Group (the "Company") paid a quarterly dividend in the amount of $0.20 per share to the holders of record on September 1, 2004 of the Company's Class A and Class B common stock. In connection with the payment of the quarterly dividend, the Company was required to make an adjustment to the conversion price of the 3 3/4% Convertible Senior Notes due May 15, 2008 (the "Notes") pursuant to the Indenture, dated as of May 28, 2003, under which the Notes were issued. After adjustment for the quarterly dividend, effective September 16, 2004, the conversion price of the Notes is $15.9741 per share.

Limitation of Incorporation by Reference

        In accordance with the general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP
Date: September 16, 2004	By:	/s/ PETER B. BRANDOW
	Name:	Peter B. Brandow
	Title:	Executive Vice President

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  Item 7.01. Regulation FD Disclosure.
SIGNATURES